Exhibit 5.1

April 10, 2020

To:

Nano Dimension Ltd.

2 Ilan Ramon St.

Ness Ziona 7403635, Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel to Nano Dimension Ltd., (the “Company”), an Israeli company, in connection with the registration by the Company of up to an aggregate amount of (i) $12,650,000 of American Depositary Shares (the “ADSs”), each ADS representing fifty ordinary shares, par value NIS 0.10 per share, of the Company (the “Ordinary Shares”), including ADSs issuable at the option of the underwriter to cover over-allotments, if any, and (ii) warrants to purchase ADSs (the “Underwriter Warrants”) issuable to the Underwriter (collectively, the “Securities”). The Securities are being registered by the Company in connection with an underwritten public offering of the Company (the “Offering”).

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of registration statement on Form F-1 (Registration Statement No. 333- 237222) (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) and as to which this opinion is filed as an exhibit, the exhibits to the Registration Statement including the form of Underwriting Agreement between the Company and the underwriter listed therein, copies of the Company’s articles of association, resolutions of the Company’s Board of Directors (the “Board”) which have heretofore been approved and relate to the Offering, and such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) upon payment to the Company of the consideration in such amount and form as shall be determined by the Board or by an authorized committee thereof, the Ordinary Shares underlying the ADSs, when issued and sold in the Offering as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable, and (ii) the Ordinary Shares underlying the ADSs to be issued upon the exercise of the Underwriter Warrants, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor as shall be determined by the Board or an authorized committee thereof, in accordance with and in the manner described in the Registration Statement and the Underwriter Warrants, will be validly issued, fully paid and non-assessable, and in each case, including any additional Ordinary Shares underlying ADSs and Underwriter Warrants pursuant to Rule 462(b) under the United States Securities Act of 1933, as amended (the “Securities Act”).

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Ordinary Shares.

Very truly yours,

/s/ Har-Even & Co.